UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2022

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 13, 2022, Haskell & White LLP (“Haskell”) advised the Board of Directors (the “Board”) of Waterside Capital Corporation (the “Company”) of Haskell’s resignation as the Company’s independent registered public accounting firm.

Haskell’s reports on the Company’s financial statements for the fiscal years ended June 30, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports expressed substantial doubt regarding the Company’s ability to continue as a going concern. Furthermore, during the Company’s two most recent fiscal years and subsequent interim periods through April 13, 2022, there have been no disagreements with Haskell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Haskell’s satisfaction, would have caused Haskell to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal years ended June 30, 2021 and 2020 and subsequent interim periods through April 13, 2022, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the Securities and Exchange Commission on September 1, 2021:

●	The Company did not have controls designed to validate the completeness and accuracy of underlying data used in the determination of accounting transactions. As a result, errors were identified in the underlying data used to support accounting transactions. Accordingly, the Company believes it has a material weakness because there is a reasonable possibility that a material misstatement to the interim or annual financial statements would not be prevented or detected on a timely basis.
●	The Company does not have written documentation of its internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to the Company. Management evaluated the impact of the Company’s failure to have written documentation of its internal controls and procedures on its assessment of the Company’s disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.
●	The Company does not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to the Company’s size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of the Company’s failure to have segregation of duties on the Company’s assessment of its disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.
●	The Company has an inadequate number of personnel with requisite expertise in the key functional areas of finance and accounting.
●	The Company does not have a functioning audit committee or outside directors on its board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures.

The Company provided Haskell with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Haskell furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. Haskell’s letter to the Commission is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Haskell & White LLP, dated April 19, 2022, addressed to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: April 19, 2022	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer